Exhibit 10.40

CONFIDENTIAL TREATMENT REQUESTED

[Note: Certain portions of this document have been marked to indicate that Confidential Treatment has been requested for such portions by ImClone Systems Incorporated. These portions have been marked with one asterisk enclosed in brackets (i.e. [*]). The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.]

Letter Agreement

From:                                    ImClone Systems Incorporated
180 Varick Street
New York, NY 10014
USA

To:                                                UCB Pharma S.A..
Allée de la Recherche
60 1070 Brussels
Belgium
Attn: General Counsel

Re:                                      Collaboration and License Agreement dated 15th August 2005
Among UCB, S.A. (“UCB”) and ImClone Systems Incorporated
(“ImClone”), and any and all amendments thereto (the “Agreement”)

Dear Sirs

All capitalised terms not otherwise defined herein shall have the meaning given such terms in the Agreement.  This letter agreement (the “Letter Agreement”) shall memorialise the settlement and compromise reached between UCB and ImClone (each a “Party”, and together the “Parties”) with respect to the Agreement.

WHEREAS, UCB and ImClone are parties to the Agreement;

WHEREAS, on 20th December 2006, the business of UCB S.A. was transferred to UCB Pharma S.A.  As a result of such transfer, the Agreement was assigned to UCB Pharma S.A.;

WHEREAS, ImClone desires to voluntarily terminate the Agreement at this time; and

WHEREAS, the Parties have agreed to settle and fully resolve UCB’s claims against ImClone for reimbursement of certain costs in connection with the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the Parties agree as follows:

1.                                       When used in this Letter Agreement, the following terms shall have the meanings set out in this paragraph 1:

Dispute means the dispute between the Parties concerning the payment of, and their respective responsibility for, any and all costs under the Agreement, including development costs incurred prior to the Effective Date, Development Costs for Agreed Indications, Development Costs for Independent Indications, Manufacturing costs with respect to Antibody Products and the costs of Commercialisation of the Antibody Products.

2.                                       ImClone hereby gives UCB notice that it is terminating the Agreement under Article 12.2 thereof.  UCB acknowledges and agrees that such termination notice is valid, timely and binding upon UCB.  Upon termination, UCB shall be designated as the Remaining Party under Article 12 of the Agreement.

3.                                       Notwithstanding the terms of paragraph 2 above and subject to paragraph 4 below, the Parties agree that the articles of the Agreement listed in Article 12.11(b) of the Agreement shall survive termination of the Agreement.

4.                                       The Parties agree that the words “(with consent not to be unreasonably withheld or delayed)” shall be deleted from Article 12.8(c)(ii) of the Agreement.  UCB shall however provide written notice to ImClone of the identity of any such sublicense within five (5) business days of any such sublicense having been entered into pursuant to Article 12.8(c)(ii), together with confirmation that such sublicense contains all of the restrictions that apply to UCB, including without limitation those under Article 11 of the Agreement (Confidentiality and Non-Use).

5.                                       The Parties each acknowledge and agree that neither Party owes to the other Party any monetary consideration with respect to the Agreement nor any other amount relating to costs under the Agreement, including development costs incurred prior to the Effective Date, Development Costs for Agreed Indications, Development Costs for Independent Indications, Manufacturing costs with respect to Antibody Products or the costs of Commercialisation of the Antibody Products, except as follows:

a.                                       within ten (10) days of the date UCB countersigns this Letter Agreement, ImClone shall pay to UCB the total sum of Four Hundred Fifty Thousand Dollars and Zero Cents (US $450,000.00); and

b.                                      UCB shall pay to ImClone the post-termination royalty required under Article 12.9(b) of the Agreement, but at the amended royalty rate of [*] rather than [*].

For the avoidance of doubt, the provisions of Article 2.3(g) of the Agreement shall apply to payments or portions due under this Letter Agreement that are not paid on the date such payments are due.

6.                                       This Letter Agreement is in full and final settlement of, and each Party hereby releases and forever discharges, all and/or any actions, claims, rights, demands and set-offs, whether in this jurisdiction or any other, whether or not presently known to the Parties or to the law, and whether in law or equity, that it, its parent, subsidiaries, assigns, transferees, representatives, principals, agents, officers and directors or any of them ever had, may have or hereafter can, shall or may have against the other Party or any other of its parent, subsidiaries, assigns, transferees, representatives, principals, agents, officers or directors arising out of or connected with:

(a)           the Dispute; and

(b)           the underlying facts relating to the Dispute,

collectively the Released Claims.  The Parties each acknowledge and agree that the foregoing releases do not extend to the Parties’ rights and obligations under this Letter Agreement.

7.                                       Each Party agrees, on behalf of itself and on behalf of its parent, subsidiaries, assigns, transferees, representatives, principals, agents, officers or directors, not to sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the other Party or its parent, subsidiaries, assigns, transferees, representatives, principals, agents, officers or directors, any action, suit or other proceeding concerning the Released Claims, in any jurisdiction.

8.                                       The Parties shall each bear their own legal costs in relation to the Dispute and this Letter Agreement.

9.                                       Each Party warrants and represents that it has not sold, transferred, assigned or otherwise disposed of its interest in the Released Claims.

10.                                 Each Party warrants and represents to the other with respect to itself that it has the full right, power and authority to execute, deliver and perform this Letter Agreement.

11.                                 This Letter Agreement is entered into in connection with the compromise of the Released Claims. It is not, and shall not be represented or construed by the Parties as, an admission of liability or wrongdoing on the part of either Party.

12.                                 If any provision of this Letter Agreement is found to be void or unenforceable, that provision shall be deemed to be deleted from this Letter Agreement and the remaining provisions of this Letter Agreement shall continue in full force and effect and the parties shall use their respective reasonable endeavours to procure that any such provision is replaced by a provision which is valid and enforceable, and which gives effect to the spirit and intent of this Letter Agreement.

13.                                 The Parties agree that the terms of this Letter Agreement are not enforceable by any third party, including under the Contracts (Rights of Third Parties) Act 1999.

14.                                 The provisions of Article 11 (Confidentiality and Non-Use) of the Agreement shall apply mutatis mutandis to this Letter Agreement.

* Omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

15.                                 The Parties shall deliver or cause to be delivered such instruments and other documents at such times and places as are reasonably necessary or desirable, and shall take any other action reasonably requested by the other Party for the purpose of putting this Letter Agreement into effect.

16.                                 This Letter Agreement may be signed in any number of counterparts, each of which, when signed, shall be an original and all of which together evidence the same agreement.

17.                                 Any variation of this Letter Agreement shall be in writing and signed by or on behalf of each Party.

18.                                 This Letter Agreement contains the entire Agreement among the Parties concerning to its subject matter.  All discussions and agreements previously entered between the Parties concerning the subject matter of this Letter Agreement are merged into this Letter Agreement.  Each Party acknowledges that it has not entered into this Letter Agreement in reliance wholly or partly on any representation or warranty made by or on behalf of the other Party (whether orally or in writing) other than as expressly set out in this Letter Agreement.

19.                                 This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of any conflict of laws principles.

Please indicate UCB’s agreement and acceptance of the foregoing terms by countersigning this Letter Agreement below.

Very truly yours,

Daniel J. O’Connor
Senior Vice President, Interim General Counsel

ACKNOWLEDGED AND AGREED:
UCB Pharma S.A.

/s/ William Robinson	/s/ Robert J. Trainor
Signature	Signature

William ROBINSON	Robert J. TRAINOR

Executive Vice President	Executive Vice President
Global Operations	& General Counsel

February 1, 2007	January 31, 2007